Exhibit 99.3

F-1

Unaudited Interim Financial Statements

AMAZE SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2024 and December 31, 2023

	September 30,
	2024 (Unaudited)	December 31, 2023
Assets
Current assets
Cash	$369,179	$1,009,802
Accounts receivable	77,715	399,132
Accounts receivable – related party	180,642	-
Prepaid expenses	323,609	84,059
Total current assets	951,145	1,492,993

Fixed assets, net	452,591	632,712
Intangible assets, net	173,504	96,608
Prepaid expenses and other (long-term)	268,370	268,799

Total assets	$1,845,610	$2,491,112

Liabilities, and stockholders' deficit
Current liabilities
Accounts payable	$4,857,580	$3,450,225
Accrued payroll	500,102	451,683
Accrued commissions	2,224,803	2,698,089
Accrued expenses	2,017,844	2,914,539
Accrued sales tax	623,908	1,366,883
Accrued interest	540,804	388,287
Customer deposits	2,662,284	638,281
Note payable, current portion	1,257,143	482,143
Deferred revenue	1,129	1,211
Total current liabilities	14,685,597	12,391,341

Long-term liabilities
Note payable, net of current portion	7,949,399	2,899,424
Total long-term liabilities	7,949,399	2,899,424
Total liabilities	22,634,996	15,290,765

Stockholders' deficit
Series A preferred stock, $0.001 par value – 54,416,293 shares issued and outstanding at September 30, 2024 and December 31, 2023	54,416	54,416
Common stock, $0.001 par value – 5,043,550 and 4,927,766 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively (1)	5,044	4,928
Additional paid-in capital	69,789,461	68,559,789
Accumulated deficit	(90,638,307)	(81,418,786)
Total stockholders' deficit	(20,789,386)	(12,799,653)

Total liabilities and stockholders' deficit	$1,845,610	$2,491,112

(1) Subject to the terms and conditions of the Business Combination Agreement, at the Purchaser Merger Effective Time, each issued and outstanding Fresh Vine, Inc. equity interest shall be converted automatically into a number of shares of Pubco Common Stock.

F-2

AMAZE SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three and nine months ended September 30, 2024 and 2023

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023

Revenue	$4,070,952	$7,425,000	$15,059,308	$23,890,535
Cost of revenues	2,208,061	4,472,992	8,551,911	14,943,167
Gross profit	1,862,891	2,952,008	6,507,397	8,947,368

Selling, general and administrative expenses	5,112,536	6,498,210	13,898,486	22,299,281
Equity-based compensation	409,326	425,744	1,229,672	1,546,018
Depreciation and amortization	62,433	103,848	205,118	312,450
Operating loss	(3,721,404)	(4,075,794)	(8,825,879)	(15,210,381)

Other income	607,639	604,027	624,122	619,912
Interest expense	482,705	148,698	1,017,764	308,679

Net loss	$(3,596,470)	$(3,620,465)	$(9,219,521)	$(14,899,148)

Weighted average shares outstanding
Basic	59,459,843	52,084,243	59,429,939	50,135,062
Diluted	59,459,843	52,084,243	59,429,939	50,135,062

Net loss per share – basic	$(0.06)	$(0.07)	$(0.16)	$(0.30)
Net loss per share – diluted	$(0.06)	$(0.07)	$(0.16)	$(0.30)

F-3

AMAZE SOFTWARE, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

For the Nine Month Periods Ended September 30, 2024 and 2023

(UNAUDITED)

	Preferred Stock Series A		Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2022	44,756,496	$44,756	4,318,080	$4,318	$58,164,697	$(63,331,669)	$(5,117,898)
Issuance of common stock	-	-	608,437	609	3,501	-	4,110
Issuance of preferred stock	9,659,797	9,660	-	-	8,466,270	-	8,475,930
Equity-based compensation	-	-	-	-	1,546,018	-	1,546,018
Net loss	-	-	-	-	-	(14,899,148)	(14,899,148)
Balance, September 30, 2023	54,416,293	$54,416	4,926,517	$4,927	$68,180,486	$(78,230,817)	$(9,990,988)

	Preferred Stock Series A		Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2023	54,416,293	$54,416	4,927,766	$4,928	$68,559,789	$(81,418,786)	$(12,799,654)
Issuance of common stock	-	-	115,784	116	-	-	116
Equity-based compensation	-	-	-	-	1,229,672	-	1,229,672
Net loss	-	-	-	-	-	(9,219,521)	(9,219,521)
Balance, September 30, 2024	54,416,293	$54,416	5,043,550	$5,044	$69,789,461	$(90,638,307)	$(20,789,387)

F-4

AMAZE SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2024 and 2023

(UNAUDITED)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net loss	$(9,219,521)	$(14,899,148)
Adjustments to reconcile net loss to net cash used in operating activities:
Equity-based compensation	1,229,672	1,546,018
Depreciation and amortization	205,118	312,450
Gain on extinguishment of debt	-	(621,014)
Amortization of debt discount	-	41,044
Changes in operating assets and liabilities
Accounts receivable	140,775	83,181
Interest receivable	-	309,407
Prepaid expenses and other	(239,121)	95,917
Accounts payable	1,407,355	1,272,596
Accrued payroll	48,419	147,571
Accrued commissions	(473,286)	(1,227,173)
Accrued expenses	(896,695)	(999,074)
Accrued sales tax	(742,975)	306,572
Customer deposits	2,024,003	(907,923)
Deferred revenue	(82)	(888)
Accrued interest	152,517	308,679
Net cash used in operating activities	(6,363,821)	(14,231,585)

Cash flows from investing activities
Purchase of fixed assets	(101,893)	(18,298)
Net cash used in investing activities	(101,893)	(18,298)

Cash flows from financing activities
Proceeds from issuance of common shares	116	3,694
Proceeds from issuance of preferred shares	-	50,000
Proceeds from note payable	7,649,975	8,736,839
Payments on note payable	(1,825,000)	(1,698,775)
Net cash provided by financing activities	5,825,091	7,091,758

Net decrease in cash	(640,623)	(7,158,125)

Cash - beginning of period	1,009,802	8,646,855

Cash - end of period	$369,179	$1,488,730

F-5

AMAZE SOFTWARE, INC.

Notes to Consolidated Financial Statements

1. DESCRIPTION OF BUSINESS

Nature of Business

Amaze Software, Inc. (the “Company” or “Amaze”) is an innovative software company dedicated to empowering creators by providing comprehensive software solutions and services that facilitate e-commerce, social commerce, and integrated commerce selling experiences. Established in 2011 under the name Famous Industries, the company rebranded to Amaze in 2021 to better reflect its mission and broaden its focus on serving creators, entrepreneurs, and a diverse range of users seeking to build and enhance their online brands.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company's financial statements have been prepared and are presented in accordance with United States generally accepted accounting principles (“U.S. GAAP”). The financial statements include, in the opinion of management, all adjustments, consisting of normal and recurring items, necessary for the fair presentation of the financial statements. In certain instances, amounts reported in prior period financial statements have been reclassified to conform to the current financial statement presentation.

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States of America (“U.S.”) as promulgated by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

The accompanying consolidated financial statements include the accounts of Amaze Software, Inc. and Amaze Holding LLC, which are consolidated due to direct ownership.

F-6

Liquidity and Capital Resources

As of September 31, 2024, the Company had approximately $369,000 in cash and deficiency in working capital of $13.7 million. As of December 31, 2023, the Company had cash of $1 million and deficiency in working capital of approximately $10.9 million. The decrease in working capital was primarily due to the increase in accounts payable and customer deposits as these liabilities increased by $3.4 million.

Management recognizes that the Company must obtain additional resources to successfully integrate its business plans. Management plans to continue to raise funds and/or refinance the indebtedness to support our operations for the next 12 months and beyond. However, no assurances can be given that we will be successful.

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

Cash

The Company maintains its cash in accounts at financial institutions, which may, at times, exceed amounts insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

Accounts Receivable

Accounts receivable consists of amounts owed to the Company for sales of the Company's services on credit and are reported at net realizable value. Credit terms are extended to customers in the normal course of business. The Company estimates allowances for future returns and doubtful accounts based upon historical experience and its evaluation of the current status of receivables. Accounts considered uncollectible are written off against the allowance. As of September 30, 2024 and December 31, 2023 there was no allowance for doubtful accounts.

Revenue recognition

The Company's total revenue reflects the sale of merchandise sales, digital product sales and shipping domestically and internationally. Revenues are recognized as the Company transfers control of promised goods or services to sellers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Each contract includes a single performance obligation to transfer control of the product to the customer. Control is transferred when the product is either shipped or delivered, depending on the shipping terms, at which point the Company recognizes the transaction price for the product as revenue. The Company has elected to account for shipping and handling as a fulfillment activity, with amounts billed to customers for shipping and handling included in total revenue.

ASC 606 notes that when another party is involved in providing goods or services to a customer, the entity should determine whether the nature of its promise is a performance obligation to provide the specified goods or services itself (that is, the entity is a principal) or to arrange for those goods or services to be provided by the other party (that is, the entity is an agent). The Company does not bear responsibility for inventory losses and does not have pricing determination; therefore, the Company would be considered the agent and revenue should be recognized as net sales.

Products are sold for cash or on credit terms. The Company has elected the practical expedient to not account for significant financing components as its payment terms are less than one year, and the Company determines the terms at contract inception. The Company's sales terms do not allow for the right of return.

F-7

The following table presents the percentages of total revenue disaggregated by sales channels for the nine months ended September 30, 2024 and 2023:

	2024	2023
Long-tail	78%	81%
Managed services	22%	19%
Total	100%	100%

Fair Value of Financial Instruments

The Company's accounting for fair value measurements of assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring or nonrecurring basis adheres to the Financial Accounting Standards Board (FASB) fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

●	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the Company at the measurement date.

●	Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

●	Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The carrying values of cash, accounts receivable, accounts payable, deferred revenue and other financial working capital items approximate fair value at September 30, 2024 and December 31, 2023, due to the short maturity nature of these items.

 Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Additions and improvements to property and equipment are capitalized at cost. Depreciation of owned assets are computed using the straight-line method over the estimated useful lives. The cost of assets sold or retired, and the related accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in other income (expense) for the period. Expenditures on maintenance and repairs are charged to expense as incurred.

Intangible Assets

The Company capitalizes the fair value of intangible assets acquired in business combinations. Intangible assets are amortized on a straight-line basis over their estimated economic useful lives, generally the contract term. The Company performs valuations of assets acquired and liabilities assumed on each acquisition accounted for as a business combination and allocates the purchase price of each acquired business to its respective net tangible and intangible assets.

F-8

Long-lived Assets

Long-lived assets such as fixed assets and intangible assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. There were no triggering events and no impairments of long-lived assets for the periods presented.

Customer Deposits

The Company records customer deposits when a customer makes a payment for a product purchase in advance of shipping goods. Revenue is recognized, and the customer deposit liability is reduced, once the shipment occurs and therefore this balance is related to customer orders that have not been fulfilled.

Accounts Payable

The Company records accounts payable at the invoice amount when goods or services are received, regardless of when payment is made. All vendor payables are recorded at their gross amount, with any discounts available being recognized as a separate income item when taken, and are typically due within 30 – 60 days.

Income Taxes

The Company recognizes uncertain tax positions in accordance with ASC 740 on the basis of evaluating whether it is more likely than not that the tax positions will be sustained upon examination by tax authorities. For those tax positions that meet the more-likely-than not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement. The Company recognizes interest and/or penalties related to uncertain tax positions in income tax expense. There were no uncertain tax positions as of September 30, 2024 and December 31, 2023, and as such, no interest or penalties were recorded to income tax expense. As of September 30, 2024, the Company has no unrecognized tax benefits. There are no unrecognized tax benefits included on the balance sheet that would, if recognized, impact the effective tax rate. The Company does not anticipate there will be a significant change in unrecognized tax benefits within the next 12 months.

Advertising and Marketing

The Company expenses the costs of advertising and marketing as incurred. Advertising and marketing expenses were approximately $368,000 and $713,000 for the three months ended September 30, 2024 and 2023, respectively and $640,000 and $2.7 million for the nine months ended September 30, 2024 and 2023, respectively.

F-9

3. LOSS PER SHARE

Basic net loss per share is determined by dividing net loss attributable to common shareholders by the weighted-average shares outstanding during the period. Diluted EPS reflects potential dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period increased by the numbers of additional common shares that would have been outstanding if all potential common shares had been issued and were dilutive. However, potentially dilutive securities are excluded from the computation of diluted EPS to the extent that their effect is anti-dilutive. The following table shows the components of diluted shares for the periods ending:

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023
Numerator:
Net loss	$(3,596,470)	$(3,620,465)	$(9,219,521)	$(14,899,148)

Denominator:
Basic – weighted shares outstanding	59,459,843	52,084,243	59,419,500	50,135,062
Dilutive effect from shares authorized	—	—	—	—
Diluted – weighted shares outstanding	59,459,843	52,084,243	59,419,500	50,135,062

Basic loss per share	$(0.06)	$(0.07)	$(0.16)	$(0.30)
Diluted loss per share	$(0.06)	$(0.07)	$(0.16)	$(0.30)

4. PREPAID EXPENSES

Prepaid expenses consist of the following at the periods presented:

	September 30, 2024	December 31, 2023
Prepaid subscription and service fees	$293,338	$53,788
Deposits	30,271	30,271
Total current prepaid expenses and other	323,609	84,059

Security deposits	268,370	268,799
Total	$591,979	$352,858

5. FIXED ASSETS

Fixed assets consisted of the following at the periods presented:

	September 30, 2024	December 31, 2023
Facilities equipment	$930,190	$917,229
Accumulated depreciation	(477,599)	(284,517)
Total	$452,591	$632,712

The Company has a useful life of 2-10 years for equipment. Depreciation was approximately $58,000 and $100,000 for the three months ended September 30, 2024 and 2023, respectively and $193,000 and $300,000 for the nine months ended September 30, 2024 and 2023, respectively.

F-10

6. INTANGIBLE ASSETS

Intangible assets consisted of the following at the periods presented:

	September 30, 2024	December 31, 2023
Domain name	$146,389	$146,389
Developed technology	6,995	6,995
IP patent	78,274	78,274
	231,658	231,658
Accumulated amortization	(147,086)	(135,050)
	84,572	96,608
Goodwill	88,932	-
Total	$173,504	$96,608

The Company has a useful life of 5-10 years for intangibles. Amortization was approximately $4,000 for the three months ended September 30, 2024 and 2023 and $12,000 for the nine months ended September 30, 2024 and 2023.

The Company's estimated future amortization of intangible assets is as follows:

Years Ending December 31,	Amount
2024 (3 months)	$4,013
2025	16,049
2026	16,049
2027	16,049
Thereafter	32,412
Total	$84,572

7. NOTES PAYABLE

The following table is a summary of the Company's outstanding debts as of the periods presented:

	September 30, 2024	December 31, 2023
Convertible notes	3,899,399	2,899,424
Aedifex Investment LLC	4,050,000	-
ACH Capital West, LLC	1,257,143	482,143
	9,206,542	3,381,567
Less: current portion	(1,257,143)	(482,143)
Total long-term	$7,949,399	$2,899,424

In 2021, the Company entered into Convertible Note Purchase Agreements (the 2021 Convertible Note Purchase Agreements") with multiple accredited investors, pursuant to which the Company agreed to sell a principal amount of $1,900,000 convertible promissory notes that will be convertible into shares of the Company's Series A-1 Preferred Stock. The Notes bear interest of 8% and are due and payable on demand. Each Note will be converted into Series A-1 Preferred Stock at a conversion price equal to $0.66883 at closing.

In 2023, the Company entered into Note Purchase Agreements (the "2023 Note Purchase Agreements") with multiple accredited investors, pursuant to which the Company agreed to sell a principal amount of $7,000,000 of convertible promissory notes. In September 2023, these notes and the interest due on them were converted to Series A-3 Preferred Stock.

F-11

In December 2023, the Company issued a note payable for the principal amount of $500,000 with ACH Capital West, LLC. The term was 7 months but in February 2024, the Company refinanced and received additional funding with the principal balance becoming $1,000,000. In July 2024, the Company refinanced the agreement to receive additional funding and adjust the principal balance to $1,600,000 with a due date of February 2025. In February 2025, the Company refinanced a principal balance of $865,000 with $1,124,500 due over 36 weeks.

On August 9th 2024, Adifex Holdings LLC (“Adifex”), Amaze Software, Inc. (“Amaze”), the stockholders of Amaze Software, Inc. and the Stockholder Representative entered into a Stock Purchase Agreement (the  “SPA”) pursuant to which Adifex will acquire 100% of the issued and outstanding capital stock of Amaze via a share exchange transaction, merger transaction or other business combination structure with a public company, (the “Transaction”).  At various times during the negotiation of the SPA, Adifex advanced working capital to Amaze.  Section 7.8 of the SPA provides that Amaze acknowledges that Adifex provided a series of bridge loans with an aggregate value of $4 million and that in connection with the closing of the Transaction Adifex will forgive such bridge loans.  On October 7, 2024 Adifex and Amaze signed a forgivable promissory note evidencing the bridge loans referenced in the SPA and additional funds to be advanced by Adifex after the signing of the SPA, which was subsequently amended on October 17th 2024.

Principal maturities of the Company's notes payable are as follows:

Years Ending December 31,	Amount
2024	$1,120,000
2025	8,086,542
2026	-
2027	-
Total	$9,206,542

8. STOCKHOLDERS' EQUITY

Series A Convertible Preferred Stock

On July 12, 2022, the Company entered into a Stock Purchase Agreement with ten accredited investors (the “Purchasers”) pursuant to which the Company agreed to issue and sell in a private placement (the “Offering”) shares of Series A-3 Preferred Stock. Pursuant to the Stock Purchase Agreement, the Purchasers collectively agreed to purchase up to 4,661,028 shares of Series A-3 Preferred Stock at a per share purchase price equal to $0.923652 for a total gross proceeds of $4,305,167.92 at the initial closing of the Offering (the “Initial Closing”), which occurred on July 12, 2022. The Stock Purchase Agreement was amended and restated on October 24, 2022, for the Company to issue and sell to six of the Purchasers and additional new accredited investor an additional 2,670,438 shares of Series A-3 Preferred Stock at a per share purchase price equal to $0.923652 for a total gross proceeds of $2,466,555.42 at a second closing, which occurred on October 24, 2022.

In September 2023, approximately $8.2 million in convertible debt was converted into 9,605,664 shares of Series A-3 Preferred Stock pursuant to their Convertible Promissory Notes from 2023.

9. EQUITY-BASED COMPENSATION

Stock Options

In 2023, the Company issued stock options to purchase 4,560,173 shares of its common stock to various employees of the Company. During the first nine months of 2024, the Company issued stock options to purchase 263,291 shares of common stock to various employees of the Company. Most options vest over a period of four years, with 25% vesting after one year and the remaining 75% vesting in equal monthly installments over the following 36

F-12

months and are exercisable for a period of ten years. Stock based compensation for stock options is estimated at the grant date based on the fair value calculated using the Black-Scholes method.

In April 2023, the Company issued stock options to purchase 200,000 shares of its common stock to an advisor of the Company. These options vested immediately and exercisable for a period of then years.

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding at December 31, 2023	9,908,041	$0.13	8.53
Granted	263,291	0.69	10.00
Exercised	(115,784)	-	-
Forfeited	(1,335,676)	-	-
Outstanding at September 30, 2024	8,719,872	$0.13	7.78

Exercisable at September 30, 2024	6,607,623	$0.12	7.68

10. INCOME TAXES

The Company has federal and state net operating loss carryforwards with a full valuation allowance against the deferred tax assets as of September 30, 2024. No income tax expense or benefit was recorded for the periods ended September 30, 2024 and December 31, 2023 due to the Company's net loss position.

11. CUSTOMER CONCENTRATION

For the three and nine months ended September 31, 2024 and December 31, 2023, no creator was responsible for more than 10% of the Company's gross sales.

12. COMMITMENT AND CONTINGENCIES

The Company accrues a liability and charges operations for the estimated costs of contingent liabilities, including adjudication or settlement of various asserted and unasserted claims existing as of the balance sheet date, where there is a reasonable possibility that a loss has been incurred and the loss (or range of probable loss) is estimable.

From time to time the Company may become subject to threatened and/or asserted claims arising in the ordinary course of our business. Other than the matter described below, management is not aware of any matters, either individually or in the aggregate, that are reasonably likely to have a material impact on the Company's financial condition, results of operations or liquidity.

Legal Proceedings

The Company is subject to legal disputes and claims that arise in the ordinary course of business. The Company has resolved all litigation filed against it in 2022 and 2023 except for the following matter:

F-13

G&I IX Aviation LLC v. Teespring, Inc. et al.

Amaze Holding Company LLC is a defendant in G&I IX Aviation LLC v. Teespring, Inc. et al., Case No. 23-CI-00220 in Boone County Circuit Court, Kentucky. When Amaze acquired certain assets of Teespring, Inc., pursuant to an Asset Purchase Agreement in November 2022, Teespring, Inc. leased commercial property located at 1201 Aviation Boulevard, Hebron, Kentucky, owned by Plaintiff G&I IX Aviation LLC (“G&I”). During and after APA negotiations, Amaze attempted to assume the lease, but Plaintiff refused to consent to the assignment of the lease unless Amaze paid previous obligations the landlord claimed Teespring. Inc. owed. Ultimately, G&I and Amaze never signed a consent to assignment of the lease. Plaintiff provided a notice of default on December 15, 2022, and filed its complaint against Teespring, Inc. and Amaze on February 1, 2023. On June 12, 2024, the court denied plaintiff's motion for summary judgment against Amaze. The matter remains in discovery.

13. SUBSEQUENT EVENTS

The following legal disputes arose subsequent to September 30, 2024:

MyLocker.com, L.L.C. v. Amaze Holding Company LLC

On September 23, 2024, MyLocker.com L.L.C. (“MyLocker”) filed a complaint against Amaze Holding Company LLC, Case No. 24-013888, in Wayne County Circuit Court, Michigan. Amaze and MyLocker had entered into a Print Partner Services Level Agreement on June 12, 2023, under which MyLocker agreed to accept order fulfillment assignments from Amaze. MyLocker filed its September 23, 2024 complaint seeking payment of invoices issued to Amaze on August 8, 2024, August 22, 2024, September 6, 2024, and September 16, 2024. On November 11, 2024, the court entered a default judgment against Amaze in the amount of $81,772.24.

Secured Promissory Notes with Fresh Vine Wine, Inc

The Company and Fresh Vine Wine, Inc. (“Fresh Vine”) entered into a promissory note (the “Fresh Vine Note”) effective October 28, 2024, under which Fresh Vine agreed to lend to the Company the principal sum of up to $3.5 million. The Fresh Vine Note bears interest at 6.00% per annum until the closing date of the Business Combination (defined below). If the Business Combination does not close, the interest rate increases to 12% per annum from the date that negotiations cease. The unpaid principal plus accrued interest is due and payable on the date that is 9 months after the date on which Fresh Vine or the Company provides notice to the other that negotiations have ceased if the Business Combination is not closed. Provided there is no event of default, the Fresh Vine note will be forgiven on the date the Business Combination Agreement (detailed below) closes. The Fresh Vine Note is secured by all of the assets of Amaze Holding Company LLC.

Business Combination Agreement with Adifex

Fresh Vine and Adifex Holdings LLC, a Delaware limited liability company, or “Adifex”, have entered into a Business Combination Agreement, dated November 3, 2024, under which Fresh Vine formed a direct, wholly owned subsidiary, Amaze Holdings Inc. (“Pubco”), which in turn formed two direct, wholly owned subsidiaries, VINE Merger Sub Inc. (“VINE Merger Sub”) and Adifex Merger Sub LLC (“Adifex Merger Sub”). Upon satisfaction or waiver of the conditions to closing in the Business Combination Agreement, VINE Merger Sub will consummate the VINE Merger with and into Fresh Vine, with Fresh Vine surviving the merger as a direct, wholly owned subsidiary of Pubco, and Adifex Merger Sub will consummate the Adifex Merger with and into Adifex with Adifex surviving the merger as a direct, wholly owned subsidiary of Pubco. Upon consummation of the Business Combination, Fresh Vine and Adifex will each be a wholly owned subsidiary of Pubco and, as a result, Pubco will hold what today are Fresh Vine's and Adifex' independent businesses. Also, at the effective time of the VINE merger, (each outstanding warrant to purchase shares of Fresh Vine capital stock will be exchanged (or otherwise amended) for a warrant to purchase shares of Pubco common stock.

The Business Combination Agreement contains customary representations, warranties and covenants, including covenants obligating the Company, during the period prior to closing, to conduct its business and operations in the ordinary course of business and not to engage in certain specified activities without Fresh Vine's prior consent.

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Consummation of the Business Combination is subject to the satisfaction or waiver of certain closing conditions, including without limitation, approval by the Fresh Vine's stockholders of the Business Combination Agreement, including the Business Combination, completion of the acquisition of Amaze by Adifex, and the Company having raised up to $10,000,000 through the sale of its equity or debt securities to cover transaction expenses and for working capital purposes.

The Business Combination Agreement may be terminated in certain limited circumstances including (i) by mutual written consent of Fresh Vine and Adifex; (ii) by either Fresh Vine or Adifex if the VINE Merger and the Adifex Merger have not have been consummated by April 30, 2025 (subject to extension) (iii) by either Fresh Vine or Adifex if a court of competent jurisdiction or governmental authority has issued a final and nonappealable order, or taken any other action, having the effect of permanently restraining, enjoining, or otherwise prohibiting any of the transactions contemplated by the Business Combination Agreement; (iv) by either Fresh Vine or Adifex upon a breach of any representation, warranty, covenant, or agreement in the Business Combination Agreement by the other party; or (v) by Fresh Vine, upon Fresh Vine's board of directors authorizing Fresh Vine to enter into a permitted alternative agreement in the manner set forth in the Business Combination Agreement.

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